Exhibit 10.4

SFX ENTERTAINMENT, INC.

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (“Agreement”) is made as of September 17, 2015 (the “Effective Date”), by and among SFX Entertainment, Inc., a Delaware corporation (together with its subsidiaries, the “Company”), and such entities listed as Purchasers on Exhibit A hereto (each a “Purchaser” and collectively, the “Purchasers”).

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and each Purchaser (severally and not jointly) hereby agree as follows:

SECTION 1.                         AUTHORIZATION OF SALE OF SHARES.

The Company has authorized the sale and issuance of 30,000 shares of Series B Convertible Preferred Stock, par value $0.001 per share (the “Series B Convertible Preferred Stock”), on the terms and subject to the conditions set forth in this Agreement.  The 30,000 shares of Series B Convertible Preferred Stock sold hereunder at the Closing (as defined below) shall be referred to as the “Shares.”

SECTION 2.                         AGREEMENT TO SELL AND PURCHASE THE SHARES.

2.1                          Sale and Purchase of Shares.  At the Closing (as defined below), the Company will sell to each Purchaser, and each Purchaser, severally and not jointly, will purchase from the Company, the number of Shares at a purchase price, in each case, as set forth opposite such Purchaser’s name on Exhibit A.

SECTION 3.                         CLOSING AND DELIVERY.

3.1                          Closing.  The closing (the “Closing”) of the purchase and sale of the Shares pursuant to this Agreement shall be held on September 17, 2015 at the offices of the Company, 902 Broadway, 15th Floor, New York, New York 10010, or on such other date and place as may be agreed to by the Company and the Purchasers.  At or prior to the Closing, each Purchaser shall execute any related agreements or other documents required to be executed hereunder, dated as of the date of the Closing (the “Closing Date”).

3.2                          Issuance of the Shares at the Closing.  Within one (1) business day following the Closing, the Company shall issue to each Purchaser a stock certificate registered in the name of such Purchaser, or in such nominee name(s) as designated by such Purchaser, representing the Shares purchased by such Purchaser at the Closing against payment of the purchase price for the Shares.  The name(s) in which the stock certificates are to be issued to the Purchasers are set forth on the signature pages hereto and Exhibit A hereto.

3.3                          Filing of Certificate of Designation. The Company shall file with the Secretary of State of the State of Delaware on or before the Closing Date the Certificate of Designation in the form of Exhibit B attached to this Agreement (the “Certificate”).

SECTION 4.                         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

Except as set forth on the Schedule of Exceptions delivered to each Purchaser concurrently with the execution of this Agreement (the “Schedule of Exceptions”), the Company hereby represents and warrants as of the date hereof to, and covenants with, each Purchaser as follows:

4.1                          Organization and Standing.  The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, has full corporate power and authority to own or lease its properties and conduct its business as presently conducted, and is duly qualified as a foreign corporation and in good standing in (i) the State of New York, and (ii) all other jurisdictions in which the character of the property owned or leased or the nature of the business transacted by it makes qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the business, properties, financial condition or results or operations of the Company (a “Material Adverse Effect”).

4.2                          Corporate Power; Authorization.  The Company has all requisite corporate power, and has taken all requisite corporate action, to execute and deliver this Agreement and any necessary accompanying documents (collectively, the “Transaction Documents”), sell and issue the Shares and carry out and perform all of its obligations under the Transaction Documents.  Each Transaction Document constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance.  The execution and delivery of the Transaction Documents do not, and the performance of the Transaction Documents and the compliance with the provisions of the Transaction Documents and the issuance, sale and delivery of the Shares or Conversion Shares by the Company will not conflict with, or result in a breach or violation of the terms, conditions or provisions of, or constitute a default under, or result in the creation or imposition of any lien pursuant to the terms of, the Company’s Certificate of Incorporation, as amended and as in effect on the date hereof (the “Certificate of Incorporation”), the Company’s Second Amended and Restated Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), or any statute, law or rule (including federal and state securities laws and the rules and regulations of the NASDAQ Global Select Market (the “Principal Market”) applicable to the Company or regulation or any state or federal order, judgment or decree applicable to the Company or any indenture, mortgage, lease or other material agreement or instrument to which the Company is a party or any of its properties is subject, except in all cases for any such conflicts, breaches, violations or defaults that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Certificate of Incorporation and Bylaws are filed with the Commission and included in the SEC Documents (as defined below).

4.3                          Issuance and Delivery of the Shares.  The Shares have been duly authorized and, when issued and paid for in compliance with the provisions of this Agreement, will be validly issued, fully paid and nonassessable.  The issuance and delivery of the Shares is not subject to preemptive, co-sale, right of first refusal or any other similar rights of the stockholders of the Company or any liens or encumbrances.  Assuming the accuracy of the representations made by the Purchasers in Section 5, the offer and issuance by the Company of the Shares is exempt from registration under the Securities Act. The Common Stock (as defined below) issuable upon conversion of the Shares (any such converted shares, the “Conversion Shares”) has been duly reserved for issuance, and upon issuance in accordance with the terms of the Certificate, will be duly and validly issued, fully paid and nonassessable. Assuming the accuracy of the representations made by the Purchasers in Section 5, the offer and issuance by the Company of the Conversion Shares is exempt from registration under the Securities Act.

4.4                          SEC Documents; Financial Statements.  The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (the “Commission”) under Sections 13, 14(a) and 15(d) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since becoming subject to the requirements of the Exchange Act.  As of their respective filing dates (or, if amended prior to the date of this Agreement, when amended), all documents filed by the Company with the Commission (the “SEC Documents”) complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder.  None of the SEC Documents as of their respective dates (or if amended, as of the date of such amendment) contained any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the Commission with respect thereto.  The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied and fairly present the financial position of the Company at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring adjustments).  Except as disclosed in the SEC Documents, since December 31, 2014, the Company has not altered materially its method of accounting or the manner in which it keeps its accounting books and records.  Except as disclosed in the SEC Documents, the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock (other than in connection with repurchases of unvested stock issued to employees of the Company).  The Company has not issued any equity securities to any officer, director or affiliate, except (a) Common Stock issued pursuant to existing Company stock option, restricted stock, or stock purchase plans or executive and director corporate arrangements disclosed in the SEC Documents, (b) Common Stock issued pursuant to other existing agreements disclosed in the SEC Documents, (c) otherwise as disclosed in the SEC Documents or (d) otherwise as disclosed in the Schedule of Exceptions.  The Company has no liabilities or obligations required to be disclosed in the SEC Documents that are not so disclosed in the SEC Documents, which, individually or in the aggregate, would have or reasonably be expected to have a Material Adverse Effect.

4.5                          Capitalization.  All of the Company’s outstanding shares of capital stock have been duly authorized and validly issued and are fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and were not issued in violation of or subject to any preemptive right or other rights to subscribe for or purchase securities.  As of immediately prior to the Closing Date, the authorized capital stock of the Company consists of 300,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 99,999,460 shares of undesignated preferred stock, par value $0.001 per share (the “Preferred Stock”).  As of immediately prior to the Closing Date, there are 150 shares of Series A Preferred Stock issued and outstanding and there are 98,167,718 shares of Common Stock issued and outstanding, of which no shares are owned by the Company.  As of immediately prior to the Closing Date, there are no other shares of any other class or series of capital stock of the Company issued or outstanding.  There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) (“Voting Debt”) of the Company issued and outstanding.  As of immediately prior to the Closing Date, and except (a) as provided herein, (b) as disclosed in the Schedule of Exceptions (c) for the conversion privileges of the Shares to be issued under this Agreement or (d) as disclosed in the SEC Documents, there are no existing options, warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company, obligating the Company to issue, transfer, sell, redeem, purchase, repurchase or otherwise acquire or cause to be issued, transferred, sold, redeemed, purchased, repurchased or otherwise acquired any capital stock or Voting Debt of, or other equity interest in, the Company or securities or rights convertible into or exchangeable for such shares or equity interests or obligations of the Company to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment.  The issuance of the Shares and any Conversion Shares pursuant to any provision of this Agreement will not give rise to any preemptive rights or rights of first refusal on behalf of any individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or any agency or instrumentality thereof (each, a “Person”) or result in the triggering of any anti-dilution or other similar rights, except as provided herein.  There are no securities or instruments containing anti-dilution provisions that will be triggered by the issuance of the Shares or Conversion Shares.  The Company has made available upon request of any Purchaser, a true, correct and complete copy of the Certificate of Incorporation and the Bylaws.

4.6                          Litigation.  Except as disclosed in the SEC Documents or the Schedule of Exceptions, there are no legal or governmental actions, suits or other proceedings pending or, to the Company’s knowledge, threatened against the Company before or by any court, regulatory body or administrative agency or any other governmental agency or body, domestic, or foreign, which actions, suits or proceedings, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The Company is not a party to or subject to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other governmental agency or body that might have a Material Adverse Effect.

4.7                          Governmental Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement except for (a) the filing of a

Form D with the Commission under the Securities Act and compliance with the securities and blue sky laws in the states and other jurisdictions in which shares of Common Stock are offered and/or sold, which compliance will be effected in accordance with such laws, and (b) the approval by the Principal Market of the listing of the Conversion Shares.

4.8                          No Default or Consents.  Neither the execution, delivery or performance of the Transaction Documents by the Company nor the consummation of any of the transactions contemplated thereby (including, without limitation, the issuance and sale by the Company of the Shares and Conversion Shares, if applicable) will give rise to a right to terminate or accelerate the due date of any payment due under, or conflict with or result in the breach of any term or provision of, or constitute a default (or an event which with notice or lapse of time or both would constitute a default) under, or require any consent or waiver under, or result in the execution or imposition of any lien, charge or encumbrance upon any properties or assets of the Company pursuant to the terms of, any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which the Company or any of its properties or businesses is bound, or any franchise, license, permit, judgment, decree, order, statute, rule or regulation applicable to the Company or violate any provision of the Certificate of Incorporation or the Bylaws, except in each case as would not cause, either individually or in the aggregate, a Material Adverse Effect, and except for such consents or waivers which have already been obtained and are in full force and effect.

4.9                          No Material Adverse Change.  Since June 30, 2015, there have not been any changes in the authorized capital, assets, liabilities, financial condition, business, Material Contracts, or operations of the Company from that reflected in the Financial Statements except changes in the ordinary course of business which have not been, either individually or in the aggregate, materially adverse to the business, properties, financial condition or results of operations of the Company or as set forth in the Schedule of Exceptions.

4.10                   No General Solicitation.  Neither the Company, nor any of its affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D promulgated under the Securities Act) in connection with the offer or sale of the Shares.

4.11                   No Integrated Offering.  None of the Company, its subsidiaries, any of their affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Shares under the Securities Act or cause this offering of the Shares to be integrated with prior offerings by the Company for purposes of the Securities Act or any applicable stockholder approval provisions, including, without limitation, under the rules and regulations of the Principal Market.

4.12                   Sarbanes-Oxley Act.  To the knowledge of the executive officers of the Company, the Company is in material compliance with the requirements of the Sarbanes-Oxley Act of 2002 that are effective and applicable to the Company as of the date hereof, and the rules and regulations promulgated by the Commission thereunder that are effective and applicable to the Company as of the date hereof.

4.13                   Patents and Trademarks.  To the knowledge of the executive officers of the Company, the Company and the subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with their respective businesses as described in the SEC Documents and which the failure to so have could, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Except as set forth in the SEC Documents, neither the Company nor any subsidiary has received a written notice that the Intellectual Property Rights used by the Company or any subsidiary violates or infringes upon the rights of any Person.  Except as set forth in the SEC Documents, to the knowledge of the executive officers of the Company, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights.

4.14                   Listing and Maintenance Requirements.  Except as specified in the SEC Documents, the Company has not, in the two years preceding the date hereof, received notice from the Principal Market to the effect that the Company is not in compliance with the listing or maintenance requirements thereof.  Except as disclosed in the SEC Documents, the Company is in compliance with the listing and maintenance requirements for continued listing of the Common Stock.  The issuance and sale of the Shares under this Agreement does not contravene the rules and regulations of the Principal Market and no approval of the stockholders of the Company thereunder is required for the Company to issue and deliver to each Purchaser the Shares.

4.15                   Disclosure.  The Company understands and confirms that each Purchaser will rely on the foregoing representations and covenants in effecting transactions in securities of the Company.  Except as set forth in the Schedule of Exceptions, no event or circumstance has occurred or information exists with respect to the Company or its business, properties, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed, except for the announcement of this Agreement and related transactions and as may be disclosed in the Current Report on Form 8-K filed by the Company.

4.16                   Contracts.

(a)                                 Each indenture, contract, lease, mortgage, deed of trust, note agreement, loan or other agreement or instrument of a character that is required to be described or summarized in the SEC Documents or to be filed as an exhibit to the SEC Documents under the Securities Act and the rules and regulations promulgated thereunder (collectively, the “Material Contracts”) is so described, summarized or filed.

(b)                                 The Material Contracts to which the Company is a party have been duly and validly authorized, executed and delivered by the Company and constitute the legal, valid and binding agreements of the Company, enforceable by and against the Company in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to enforcement of creditors’ rights generally, and general equitable principles relating to the availability of remedies, except as rights to indemnity or contribution may be limited by federal or state securities laws.

4.17                   Properties and Assets.  The Company has good and marketable title to all the properties and assets described as owned by it in the Company’s consolidated financial statements, free and clear of all liens, mortgages, pledges or encumbrances of any kind except (i) those, if any, reflected in such consolidated financial statements or (ii) those that are not material in amount and do not adversely affect the use made and proposed to be made of such property by the Company.  The Company holds its leased properties under valid and binding leases.  The Company owns or leases all such properties as are necessary to its operations as now conducted.

4.18                   Compliance.  The Company has not been advised, nor does it have any reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including, without limitation, all applicable local, state and federal environmental laws and regulations, except where failure to be so in compliance would not have a Material Adverse Effect.

4.19                   Taxes.  The Company has filed on a timely basis (giving effect to extensions) all material federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company does not have any knowledge of a tax deficiency that has been or might be asserted or threatened against it that could have a Material Adverse Effect.  All tax liabilities accrued through the date hereof have been adequately provided for on the books of the Company.

4.20                   Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares to be sold to each Purchaser hereunder will have been fully paid or provided for by the Company and all laws imposing such taxes will have been fully complied with.

4.21                   Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder, and shall conduct its business in a manner so that it will not become required to be registered as an “investment company” under the Investment Company Act.

4.22                   Insurance.  The Company maintains insurance underwritten by insurers of recognized financial responsibility, of the types and in the amounts that the Company reasonably believes is adequate for businesses, including, but not limited to, Directors’ and Officers’ liability insurance and insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, with such deductibles as are customary for companies in the same or similar business, all of which insurance is in full force and effect.  The Company has not received any written notice of cancellation of such insurance or that the Company will not be able to renew its existing insurance coverage as and when such coverage expires.  The Company believes it will be able to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

4.23                   Governmental Permits, Etc.  The Company has all franchises, licenses, certificates and other authorizations from such federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company as currently conducted, except where the failure to possess currently such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect.

4.24                   Internal Control over Financial Reporting; Sarbanes-Oxley Matters.  The Company maintains internal control over financial reporting (as such term is defined in paragraph (f) of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act.  The Company is in compliance in all material respects with all applicable provisions of the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated thereunder.  The Company’s certifying officers have evaluated the effectiveness of the Company’s disclosure controls and procedures as of the end of the period covered by its most recently filed quarterly or annual periodic report under the Exchange Act (such date, the “Evaluation Date”).  The Company presented in its most recently filed annual periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the Company’s disclosure controls and procedures based on their evaluations as of the Evaluation Date.  Since the Evaluation Date, there has been no change in the Company’s internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

4.25                   Foreign Corrupt Practices.  Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

4.26                   ERISA.  The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (herein called “ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan”; or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “Pension Plan” for which the Company would have liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

4.27                   Application of Takeover Protections. The Company and its Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition law, business combination law, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company’s charter or the laws of its state of incorporation that is or could become applicable to any Purchaser as a result of such Purchaser and the Company fulfilling their respective obligations or exercising their respective rights under this Agreement, including, without limitation, as a result of the Company’s issuance of the Shares and Conversion Shares and the Purchasers’ acquisition and ownership of the Shares and Conversion Shares.

4.28                   OFAC. Neither the Company nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), and the Company will not intentionally directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

4.29                   Distributions. The Company has no agreements requiring it currently or upon the occurrence of events to redeem or repurchase any Junior Securities (as defined in the Certificate) except as disclosed (with a reasonably detailed explanation of the maximum obligation) in Section 4.29 of the Schedule of Exceptions.

4.30                   Change of Control Offer. The Company hereby agrees that it will comply with its obligations to make any required Change of Control Offer on the occurrence of a Liquidation or Excluded Transaction (as such terms are defined in the Certificate).

SECTION 5.                         REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASERS.

5.1                          Each Purchaser represents and warrants to and covenants, severally and not jointly, with the Company that:

(a)                                 Purchaser, taking into account the personnel and resources it can practically bring to bear on the purchase of the Shares contemplated hereby, is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in securities presenting an investment decision like that involved in the purchase of the Shares, including investments in securities issued by the Company, and has requested, received, reviewed and considered all information Purchaser deems relevant (including the SEC Documents) in making an informed decision to purchase the Shares.

(b)                                 Purchaser is acquiring the Shares and any Conversion Shares pursuant to this Agreement in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares or Conversion Shares or any arrangement or understanding with any other persons regarding the distribution of such Shares or Conversion Shares, except in compliance with Section 5.1(c).

(c)                                  Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge

of) any of the Shares or Conversion Shares purchased hereunder except in compliance with the Securities Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(d)                                 Purchaser has, in connection with its decision to purchase the Shares, relied with respect to the Company and its affairs solely upon the SEC Documents and the representations and warranties of the Company contained herein.

(e)                                  Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or a Qualified Institutional Buyer within the meaning of Rule 144A promulgated under the Securities Act.

(f)                                   Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated by this Agreement and has taken all necessary action to authorize the execution, delivery and performance of this Agreement.  Upon the execution and delivery of this Agreement by Purchaser, this Agreement shall each constitute a valid and binding obligation of Purchaser, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (ii) as limited by equitable principles generally, including any specific performance.

(g)                                  Purchaser is not a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934 (a “registered broker-dealer”) and is not affiliated with a registered broker dealer.  Purchaser is not party to any agreement for distribution of any of the Shares.

5.2                          Each Purchaser understands that nothing in this Agreement or any other materials presented to Purchaser in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  Each Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Shares.

5.3                          Legends.

(a)                                 Each Purchaser understands that, until such time as the Shares or Conversion Shares have been sold pursuant to a registration statement or the Shares or Conversion Shares may be sold pursuant to Rule 144 under the Securities Act (“Rule 144”) without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Shares or Conversion Shares may bear one or more legends in substantially the following form and substance:

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR

OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

In addition stock certificates representing the Shares or Conversion Shares may contain:

(i)                                     Any legend required by the blue sky laws of any other state to the extent such laws are applicable to the sale of such Shares or Conversion Shares hereunder.

(ii)                                  A legend regarding affiliate status, if applicable.

(b)                                 Removal of Legends.  Upon receipt of written notice from a Purchaser, the receipt by the Company of a representation letter from such Purchaser and an opinion of counsel reasonably satisfactory to the Company, the legend set forth in Section 5.3(a) above shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares or Conversion Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at the Depository Trust Company (“DTC”), if (i) such Shares or Conversion Shares are sold or transferred pursuant to Rule 144 (if the transferor is not an affiliate of the Company), or (ii) such Shares or Conversion Shares are eligible for sale under Rule 144, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions.  Following Rule 144 becoming available for the resale of Shares or Conversion Shares, without the requirement for the Company to be in compliance with the current public information required under Rule 144 as to such securities and without volume or manner-of-sale restrictions, upon written request of a Purchaser and receipt by the Company of a representation letter reasonably satisfactory to the Company, the Company shall cause Company counsel to issue to the transfer agent for the shares of Common Stock (the “Transfer Agent”) a legal opinion acceptable to the Company and the Transfer Agent relating to the removal of such legend.  Any fees (with respect to the Transfer Agent, Company counsel or otherwise) associated with the issuance of such opinion or the removal of such legend shall be borne by the Company.  Subject to the receipt of an opinion of counsel reasonably satisfactory to the Company, following such time as a legend is no longer required for certain Shares or Conversion Shares, the Company will no later than three (3) trading days following the delivery by the Purchaser to the Company (with notice to the Company) of a legended certificate representing Shares or Conversion Shares (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer), and an opinion of counsel to the extent required by Section 5.3(a) (such third (3rd) trading day, the “Legend Removal Date”), deliver or cause to be delivered to the Purchaser a certificate representing such Shares or Conversion Shares that is free from all restrictive and other legends.  Certificates for Shares or Conversion Shares subject to legend removal hereunder may be transmitted by the Transfer Agent to a Purchaser by crediting the account of the Purchaser’s prime broker with DTC as directed by the Purchaser.

5.4                          Restricted Securities.  Each Purchaser understands that the Shares and any Conversion Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares or Conversion Shares may be resold without registration under the Securities Act only in certain limited circumstances.  In this connection, each Purchaser represents that it is familiar with Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

5.5                          Furnishing of Information.  In order to enable a Purchaser to sell the Shares or Conversion Shares under Rule 144, for so long as the Purchaser holds any Shares or Conversion Shares, the Company shall use its commercially reasonable efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to the Exchange Act. During such period, if the Company is not required to file reports pursuant to the Exchange Act, it will prepare and furnish to the Purchaser and make publicly available in accordance with Rule 144(c) such information as is required for the Purchaser to sell the Shares or Conversion Shares under Rule 144.

SECTION 6.                         CONDITIONS TO COMPANY’S OBLIGATIONS AT THE CLOSING.

The Company’s obligation to complete the sale and issuance of the Shares and deliver Shares to the Purchasers at the Closing shall be subject to the following conditions to the extent not waived by the Company:

6.1                          Receipt of Payment.  The Company shall have received payment, by wire transfer of immediately available funds, in the full amount of the purchase price for the Shares being purchased by the Purchasers at the Closing.

6.2                          Representations and Warranties.  The representations and warranties made by the Purchasers in Section 5 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date.

6.3                          Nasdaq Approval.  The Common Stock issuable upon conversion of the Shares shall have been approved for listing on the Principal Market, subject to official notice of issuance.

SECTION 7.                         CONDITIONS TO PURCHASERS’ OBLIGATIONS AT THE CLOSING.

Each Purchaser’s obligation to accept delivery of the Shares and to pay for the Shares shall be subject to the following conditions to the extent not waived by the Purchaser:

7.1                          Representations and Warranties Correct.  The representations and warranties made by the Company in Section 4 hereof shall be true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date.

7.2                          Certificate of Designation. The Company shall have filed the Certificate with the Secretary of State of Delaware on or prior to the Closing Date, which shall continue to be in full force and effect as of the Closing Date.

7.3                          Executive Certificate.  The Purchasers shall have received a certificate signed by the Chief Executive Officer and the Chief Financial or Accounting Officer to the effect that the representations and warranties of the Company in Section 4 hereof are true and correct in all material respects as of, and as if made on, the date of this Agreement and as of the Closing Date and that the Company has satisfied in all material respects all of the conditions set forth in this Section 7.

7.4                          Good Standing.  The Company is validly existing as a corporation in good standing under the laws of Delaware.

7.5                          Nasdaq Approval.  The Common Stock issuable upon conversion of the Shares shall have been approved for listing on the Principal Market, subject to official notice of issuance.

7.6                          Judgments.  No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

7.7                          Stop Orders.  No stop order or suspension of trading shall have been imposed by the Principal Market, the SEC or any other governmental regulatory body with respect to public trading in the Common Stock.

7.8                          Series A Preferred Stock.  The Subscription Agreement, of even date herewith, by and between the Company and Sillerman Investment Company III LLC shall have been executed and delivered to the Company by all parties thereto, pursuant to which the purchaser thereunder shall purchase on or before the Closing hereunder $15 million aggregate purchase price of Series A Preferred Stock of the Company and shall be irrevocably committed to purchase an additional $15 million aggregate purchase price of Series A Preferred Stock of the Company within 30 days of the Closing.

7.9                          Legal Opinion. The Company shall have delivered to the Purchaser an opinion, dated as of the Closing Date, from Reed Smith LLP, counsel to the Company, in substantially the form attached hereto as Exhibit C, and an opinion, dated as of the Closing Date, from Paul Hastings LLP, counsel to the Company, in substantially the form attached hereto as Exhibit D.

SECTION 8.                         INDEMNIFICATION.

8.1                          Indemnification by the Company.  The Company agrees to indemnify and hold harmless each Purchaser and each Person, if any, who controls any Purchaser within the meaning of the Securities Act (each, an “Indemnified Party”), against any losses, claims, damages, liabilities or expenses, joint or several, to which such Indemnified Party may become subject under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based in whole or in part on any inaccuracy in the representations and warranties of the Company contained in this Agreement or any failure of the Company to perform its obligations hereunder, and will reimburse each Indemnified Party for any legal and other expenses reasonably incurred as such expenses are reasonably incurred by such Indemnified Party in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon (i) the failure of such Indemnified Party to comply with the covenants and agreements contained in Section 5 above respecting sale of the Shares or Conversion Shares, or (ii) the inaccuracy of any representations made by such Indemnified Party herein.

8.2                          Indemnification by the Purchasers.  Each Purchaser shall, severally and not jointly, indemnify and hold harmless the Company, its directors, and each Person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors or each of its controlling Persons may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) any failure by the Purchaser to comply with the covenants and agreements contained in Section 5 above respecting the sale of the Shares or Conversion Shares or (ii) the inaccuracy of any representation made by the Purchaser herein, in each case to the extent, and will reimburse the Company, each of its directors, and each of its controlling Persons for any legal and other expense reasonably incurred, as such expenses are reasonably incurred by the Company, each of its directors, and each of its controlling Persons in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.

SECTION 9.                         ACCESS TO INFORMATION.

From the date hereof until the Closing, the Company will make reasonably available to each Purchaser’s representatives, consultants and their respective counsels for inspection, such information and documents as the Purchaser reasonably requests, and will make available at reasonable times and to a reasonable extent officers and employees of the Company to discuss the business and affairs of the Company.

SECTION 10.                  SECURITIES LAWS DISCLOSURE; PUBLICITY.

10.1                   On or before 5:30 p.m., New York local time, on the date hereof, the Company shall issue a press release announcing the signing of this Agreement and describing the terms of the transactions contemplated by this Agreement. On or before September 23, 2015, the Company shall file a Current Report on Form 8-K with the Commission describing the terms of the transactions contemplated by this Agreement and including as an exhibit to such Current Report on Form 8-K this Agreement, in the form required by the Exchange Act. From and after the issuance of the press release and the filing of the Form 8-K, the Purchaser shall not be in possession of any material, non-public information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the press release or Form 8-K.

SECTION 11.                  NOTICES.

All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows:

(a)                                 if to the Company, to:

SFX Entertainment, Inc.

902 Broadway, 15th Floor

New York, New York 10010

Attention: Richard Rosenstein

E-Mail:  rich@sfxii.com

with a copy to:

SFX Entertainment, Inc.

902 Broadway, 15th Floor

New York, New York 10010

Attention: Howard Tytel

E-Mail:  howard@sfxii.com

or to such other person at such other place as the Company shall designate to the Purchasers in writing; and

(b)                                 if to a Purchaser, at the address as set forth at the end of this Agreement, or at such other address or addresses as may have been furnished to the Company in writing.

SECTION 12.                  REGISTRATION RIGHTS.

12.1                         For purpose of this Section 12, the following terms shall have the meaning ascribed to them in this Section 12.1.

(a)                                 “Holders” means any Person holding Registrable Securities or any Person to whom the rights under Section 12 have been transferred in accordance with Section 12.9 hereof.

(b)                                 “Registration Expenses” means all expenses incurred by the Company in complying with Section 12.2 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and expenses of counsel for the Company, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the fees of legal counsel for any Holder).

(c)                                  “Registrable Securities” means (i) the Shares; provided, however, that securities shall cease to be treated as Registrable Securities if they (A) have been disposed of pursuant to a registration statement declared effective by the Commission, (B) have been sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale, (C) are not held by a Holder or a permitted transferee pursuant to Section 12.9 or (D) may be sold pursuant to Rule 144 without the requirement for the Company to be in compliance with the current public information required under Rule 144, as determined by the Company, in consultation with its counsel.

(d)                                 “Registration Statement” means any one or more registration statements of the Company filed under the Securities Act that covers the resale of any of the Registrable Securities pursuant to the provisions of this Agreement and amendments and supplements to such Registration Statements, including post-effective amendments.

(e)                                  “Selling Expenses” means all selling commissions applicable to the sale of Registrable Securities and all fees and expenses of legal counsel for any Holder.

12.2                   Not later than 90 days after the Closing Date, the Company shall file with the SEC a Registration Statement covering the resale of the Registrable Securities with the SEC and use commercially reasonable efforts to cause the Registration Statement to be declared effective by the SEC not later than 150 days after the Closing Date. The Registration Statement shall be on Form S-3 (except if the Company is ineligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form).

12.3                   All Registration Expenses incurred in connection with any registration, qualification, exemption or compliance pursuant to Section 12.2 shall be borne by the Company. All Selling Expenses relating to the sale of securities registered by or on behalf of a Holder shall be borne by such Holder pro rata on the basis of the number of securities so registered.

12.4                   In the case of the registration, qualification, exemption or compliance effected by the Company pursuant to this Agreement, the Company shall, upon reasonable request, inform each Holder as to the status of such registration, qualification, exemption and compliance. At its expense the Company shall:

(a)                                 except for such times as the Company is permitted hereunder to suspend the use of the prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which the Company determines to obtain, continuously effective with respect to a Holder, and to keep the applicable Registration Statement free of any material misstatements or omissions, until the date all Shares held by or issuable to such Holder may be sold under Rule 144 without being subject to any volume, manner of sale or publicly available information requirements. The period of time during which the Company is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period.”

(b)                                 advise the Holders as promptly as practicable and in any event within five (5) business days:

(1)         when a Registration Statement or any amendment thereto has been filed with the Commission and when such Registration Statement or any post-effective amendment thereto has become effective;

(2)         of any request by the Commission for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3)         of the issuance by the Commission of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)         of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)         of the occurrence of any event that requires the making of any changes in any Registration Statement or prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a prospectus, in the light of the circumstances under which they were made) not misleading;

(c)                                  use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(d)                                 if a Holder so requests in writing, promptly furnish to each such Holder, without charge, at least one copy of each Registration Statement and each post-effective amendment thereto, including financial statements and schedules, and, if explicitly requested, all exhibits in the form filed with the Commission;

(e)                                  during the Registration Period, promptly deliver to each such Holder, without charge, as many copies of each prospectus included in a Registration Statement and any amendment or supplement thereto as such Holder may reasonably request in writing; and the Company consents to the use, consistent with the provisions hereof, of the prospectus or any amendment or supplement thereto by each of the selling Holders of Registrable Securities in connection with the offering and sale of the Registrable Securities covered by a prospectus or any amendment or supplement thereto;

(f)                                   during the Registration Period, if a Holder so requests in writing, deliver to each Holder, without charge, (i) one copy of the following documents, other than those documents available via EDGAR: (A) its annual report to its stockholders, if any (which annual report shall contain financial statements audited in accordance with generally accepted accounting principles in the United States of America by a firm of certified public accountants of recognized standing), (B) if not included in substance in its annual report to stockholders, its annual report on Form 10-K (or similar form), (C) its definitive proxy statement with respect to its annual meeting of stockholders, (D) each of its quarterly reports to its stockholders, and, if not included in substance in its quarterly reports to stockholders, its quarterly report on Form 10-Q (or similar form), and (E) a copy of each full Registration Statement (the foregoing, in each case, excluding exhibits); and (ii) if explicitly requested, all exhibits excluded by the parenthetical to the immediately preceding clause (E);

(g)                                  prior to any public offering of Registrable Securities pursuant to any Registration Statement, promptly take such actions as may be necessary to register or qualify or obtain an exemption for offer and sale under the securities or blue sky laws of such United States jurisdictions as any such Holders reasonably request in writing, provided that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction, and do any and all other acts or things reasonably necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities covered by any such Registration Statement;

(h)                                 upon the occurrence of any event contemplated by Section 12.4(b)(5) above, except for such times as the Company is permitted hereunder to suspend the use of a prospectus forming part of a Registration Statement, the Company shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, such prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that at any time, upon written notice to each Holder and for a period not to exceed ninety (90) days in the aggregate during the Registration Period (the “Suspension Period”), the Company may suspend the use or effectiveness of a Registration Statement (and each Holder hereby agrees not to offer or sell any Registrable Securities pursuant to such registration statement during any the Suspension Period) if the Company reasonably believes that there is or may be in existence material nonpublic information, developments or events (including, but not limited to, a pending or contemplated merger or acquisition, disposition or other material transaction or similar event) involving the Company, the failure of which to be disclosed in the prospectus included in the registration statement could constitute a material misstatement or omission. If so directed by the Company, the Holder registering shares under any registration statement shall (i) not offer to sell any Registrable Securities pursuant to any such registration statement during the period in which the delay or suspension is in effect after receiving notice of such delay or suspension (and, if required, until the Holder receives copies of the supplemented or amended prospectus) and (ii) use its commercially reasonable efforts to deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company covenants and agrees that it shall not deliver such notice with respect to the Suspension Period unless Company employees, officers and directors and any other holders of registration rights with respect to the Common Stock and the Company are also prohibited for the duration of such Suspension Period from effecting any public sales of shares of Common Stock beneficially owned by them, if such holders of registration rights or the Company sell pursuant to a registration statement;

(i)                                     otherwise use its commercially reasonable efforts to comply in all material respects with all applicable rules and regulations of the Commission which could affect the sale of the Registrable Securities;

(j)                                    use its commercially reasonable efforts to cause all Registrable Securities to be listed on each securities exchange or market, if any, on which equity securities issued by the Company have been listed;

(k)                                 use its commercially reasonable efforts to take all other steps necessary to effect the registration of the Registrable Securities contemplated hereby and to enable the Holders to sell Registrable Securities under Rule 144;

(l)                                     provide to each Holder and its representatives, if requested, the opportunity to conduct a reasonable inquiry of the Company’s financial and other records during normal business hours and make available its officers, directors and employees for questions regarding information which such Holder may reasonably request in order to fulfill any due diligence obligation on its part; and

(m)                             permit a single counsel for the Holders to review any Registration Statement and all amendments and supplements thereto (other than supplements to a Registration Statement on Form S-1 solely for the purpose of incorporating other filings with the Commission into such Registration Statement and other than an amendment to a Registration Statement of Form S-1 on Form S-3 for the purpose of converting such Registration Statement into a Registration Statement on Form S-3), within two business days prior to the filing thereof with the SEC;

provided that, in the case of clauses (l) and (m) above, the Company shall not be required (A) to delay the filing of any Registration Statement or any amendment or supplement thereto as a result of any ongoing diligence inquiry by or on behalf of a Holder or to incorporate any comments to any Registration Statement or any amendment or supplement thereto by or on behalf of a Holder if such inquiry or comments would require a delay in the filing of such Registration Statement, amendment or supplement, as the case may be, or (B) to provide, and shall not provide, any Holder or its representatives with material, non-public information unless such Holder agrees to receive such information and enters into a written confidentiality agreement with the Company in a form reasonably acceptable to the Company.

(n)                                 Notwithstanding anything contained herein, the Company shall have the privilege to postpone, for one time only, the filing of a Registration Statement and/or any prospectus, for a reasonable period of time (not exceeding 90 days) if the Company furnishes each Holder with a certificate signed by the Chairman of the Board or the Chief Executive Officer of the Company stating that, in its good faith judgment, the Company’s board of directors has determined that effecting the registration or filing such prospectus at such time would adversely affect a material financing, acquisition, disposition of assets or shares, merger or other comparable transaction or would require the Company to make public disclosure of information the public disclosure of which would have a material adverse effect upon the Company.

12.5                   The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to Section 12.2 hereof as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

12.6                   Registration Rights; Indemnification.

(a)                                 To the extent permitted by law, the Company shall indemnify each Holder and each Person controlling, or alleged to control, such Holder within the meaning of Section 15 of the Securities Act, and each Holder’s officers, directors, employees and agents, successors and assigns, with respect to which any registration that has been effected pursuant to this Agreement, against all claims, losses, damages and liabilities (or action in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 12.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, any amendment or supplement thereof, or other document incident to any such registration, qualification or compliance or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each Holder and each Person controlling, or alleged to control, such Holder and each Holder’s officers, directors, employees and agents, successors and assigns, for reasonable legal and other out-of-pocket expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred; provided that the Company will not be liable in any such case to the extent that any untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of and relating to such Holder for use in preparation of any Registration Statement, prospectus, amendment or supplement.

(b)                                 Each Holder will severally, and not jointly, indemnify the Company, each of its directors, officers, employees, agents, and each Person who controls the Company within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened (subject to Section 12.6(c) below), arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any Registration Statement, prospectus, or any amendment or supplement thereof, incident to any such registration, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in light of the circumstances in which they were made, and will reimburse the Company, such directors officers, employees and agents and each Person controlling the Company for reasonable legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action as incurred, in each case to the extent, but only to the extent, that such untrue statement or omission or allegation thereof is made in reliance upon and in conformity with written information furnished to the Company by or on behalf of and relating to the Holder for use in preparation of any Registration Statement, prospectus, amendment or supplement. Notwithstanding the foregoing, a Holder’s aggregate liability pursuant to this subsection (b) and subsection (d) shall be limited to the net amount received by the Holder from the sale of the Registrable Securities.

(c)                                  Each party entitled to indemnification under this Section 12.6 (the “Indemnitee”) shall give notice to the party required to provide indemnification (the “Indemnitor”) promptly after such Indemnitee has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnitor (at its expense) to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnitor, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnitee (whose approval shall not unreasonably be withheld), and the Indemnitee may participate in such defense at such Indemnitee’s expense, and provided further that the failure of any Indemnitee to give notice as provided herein shall not relieve the Indemnitor of its obligations under this Agreement, unless such failure is materially prejudicial to the Indemnitor in defending such claim or litigation. An Indemnitor shall not be liable for any settlement of an action or claim effected without its written consent (which consent will not be unreasonably withheld). No Indemnitor, in its defense of any such claim or litigation, shall, except with the consent of each Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such claim or litigation.

(d)                                 If the indemnification provided for in this Section 12.6 is held by a court of competent jurisdiction to be unavailable to an Indemnitee with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnitor, in lieu of indemnifying such Indemnitee thereunder, shall contribute to the amount paid or payable by such Indemnitee as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnitor on the one hand and of the Indemnitee on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnitor and of the Indemnitee shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnitor or by the Indemnitee and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  In no event shall the contribution obligation of a Holder together with any indemnification obligation under this Section 12.6 be greater in amount than the dollar amount of the net received by it upon the sale of the Registrable Securities giving rise to such contribution obligation.

12.7                   Cooperation.

(a)                                 Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event requiring the preparation of a supplement or amendment to a prospectus relating to Registrable Securities so that, as thereafter delivered to the Holders, such prospectus shall not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder will forthwith use its reasonable efforts to discontinue disposition of Registrable Securities pursuant to a Registration Statement and prospectus contemplated by Section 12.2 until its receipt of copies of the supplemented or amended prospectus from the Company and, if so directed by the Company, each Holder shall deliver to the Company all copies, other than permanent file copies then in such Holder’s possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice.

(b)                                 As a condition to the inclusion of its Registrable Securities, each Holder shall furnish to the Company such information regarding such Holder and the distribution proposed by such Holder as the Company may reasonably request in writing as shall be necessary to complete the Registration Statement in accordance with the requirements of the Securities Act in connection with any registration referred to in this Section 12.

(c)                                  At the end of the Registration Period the Holders shall discontinue sales of shares pursuant to any Registration Statement upon receipt of notice from the Company of its intention to remove from registration the shares covered by any such Registration Statement which remain unsold, and such Holders shall notify the Company of the number of shares registered which remain unsold immediately upon receipt of such notice from the Company.

12.8                   With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which at any time permit the sale of the Registrable Securities to the public without registration, so long as the Holders still own Registrable Securities, the Company shall use its reasonable best efforts to:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times;

(b)                                 file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act; and

(c)                                  so long as a Holder owns any Registrable Securities, furnish to such Holder, upon any reasonable request, a written statement by the Company as to its compliance with Rule 144 under the Securities Act, and of the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as such Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing a Holder to sell any such securities without registration.

12.9                   The rights to cause the Company to register Registrable Securities granted to each Purchaser by the Company under Section 12.2 may be assigned by any Purchaser in connection with a transfer by such Purchaser of all or a portion of its Registrable Securities, provided, however, that such transferee agrees in writing to comply with the terms and provisions of this Agreement applicable to a Holder.

12.10            The rights of any Holder under any provision of this Section 12 may be waived (either generally or in a particular instance, either retroactively or prospectively and either for a specified period of time or indefinitely) or amended by an instrument in writing signed by such Holder.

SECTION 13.                  MISCELLANEOUS.

13.1                   Waivers and Amendments.  Neither this Agreement nor any provision hereof may be changed, waived, discharged, terminated, modified or amended except upon the written consent of the Company and holders of at least a majority of the Shares.

13.2                   Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

13.3                   Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

13.4                   Governing Law.  All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof (other than Section 5-1401 of the New York General Obligations Law).  Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

13.5                   Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

13.6                   Successors and Assigns.  Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

13.7                   Entire Agreement.  This Agreement and other documents delivered pursuant hereto, including the exhibit and the Schedule of Exceptions, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

13.8                   Payment of Fees and Expenses.  At the Closing, the Company shall pay the fees and expenses of Ropes & Gray LLP, the counsel for the Purchasers, up to an amount which shall not exceed $50,000.  An estimate of the fees and expenses of Ropes & Gray LLP, which estimate shall not exceed the amount set forth in the immediately preceding sentence, may be paid by check delivered or wire transfer to such counsel at the Closing by any Purchaser, the amount of such check or wire transfer being deducted from the aggregate amount to be delivered by such Purchaser at the Closing for the securities to be purchased by it hereunder.

13.9                   Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser under this Agreement are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Agreement. Nothing contained herein and no action taken by any Purchaser pursuant thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group, or are deemed affiliates with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

13.10            Survival.  The representations, warranties, covenants and agreements made in this Agreement shall survive the closing of the transactions contemplated hereby and the delivery of the Shares.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

SFX ENTERTAINMENT, INC.

By:	/s/ Richard Rosenstein
Name:	Richard Rosenstein
Title:	Chief Financial Officer

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

PURCHASERS:

AGI US LLC, solely in its capacity as investment manager to each Purchaser listed on Exhibit A

By:	/s/ Doug Forsyth
Name:	Doug Forsyth
Title:	CIO Income US

Address:	600 West Broadway San Diego CA 92101

E-Mail:	doug.forsyth@allianzgi.com

SIGNATURE PAGE TO

SECURITIES PURCHASE AGREEMENT

EXHIBIT A

PURCHASERS

Purchaser	Number of Shares	Purchase Price
Allianz Income and Growth Fund - High Yield Sleeve	9,000	$9,000,000
AllianzGI Income & Growth High Yield	8,000	$8,000,000
AllianzGI Convertible & Income Fund — HY	6,750	$6,750,000
AllianzGI Convertible & Income Fund II — HY	5,000	$5,000,000
AllianzGI Diversified Income and Convertible Fund	1,250	$1,250,000
TOTAL	30,000	$30,000,000

EXHIBIT C

FORM OF LEGAL OPINION

(1) The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and to own or lease, as the case may be, its property and assets and to conduct its business as it is currently being conducted.  The execution and delivery by the Company of the Agreement and the issuance of the Shares and Conversion Shares by the Company as contemplated by the Agreement have been duly authorized by all necessary corporate action on the part of the Company.

(2)                                 Each of the Agreement and Certificate has been duly and validly authorized, executed and delivered by the Company.

(3)                                 The Shares and Conversion Shares have been validly and duly authorized, and upon issuance and delivery against payment therefor in accordance with the terms of the Agreement and the Certificate, as applicable, will be validly issued, outstanding, fully paid and nonassessable.

(4)                                 The execution and delivery of the Agreement by the Company and the issuance of the Shares pursuant to the Agreement do not violate any provision of the Certificate of Incorporation or Amended and Restated Bylaws, and do not violate (a) any United States governmental statute, rule or regulation which in our experience is typically applicable to transactions of the nature contemplated by the Agreement or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware.

(5)                                 The Company is a validly existing corporation in good standing under the laws of the State of Delaware.

(6)                                 Subject to the truth and accuracy of the representations made by the Company as to matters of fact in Section 4 of the Agreement and the Purchasers in Section 5 of the Agreement, no consent, approval, authorization, or order of, or filing, registration or qualification with any U.S. Federal regulatory authority or governmental body is required for the issuance of the Shares or the Conversion Shares, under current applicable law, except (i) the filing of any applications or other documents (and the filing of consents to service of process, certified corporate resolutions and other similar documents) for the qualification or registration (or the perfection of an exemption therefrom) of the offer and sale of the Shares and the Conversion Shares under applicable blue sky laws; and (ii) the filing with the United States Securities and Exchange Commission of a Notice of Sale of Securities Pursuant to Regulation D.

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EXHIBIT D

FORM OF LEGAL OPINION

1. Under the circumstances contemplated by the Agreement, the offer and sale of the Shares in accordance with the Agreement and the offer and sale of the Conversion Shares in accordance with the Certificate may be made without registration under the Securities Act.

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